UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2016

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Technology Park Drive, Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 -- Entry into a Material Definitive Agreement.

On September 1, 2016, Insulet Corporation (the “Company”) entered into a Materials Supplier Agreement (the “New Agreement”) with Flextronics Medical Sales and Marketing, Ltd (“Flextronics”).

Under the New Agreement, which has an initial term of five (5) years, Flextronics will continue to produce and manufacture the Company’s proprietary Omnipod Insulin Management System, as well as the Company’s drug delivery devices and personal diabetes managers (PDMs).  Manufacturing by Flextronics of the devices will continue to be done at a facility in China owned and operated by a subsidiary of Flextronics.  Under the New Agreement, Flextronics will supply the Company with devices in accordance with rolling 12-month forecast and delivery schedules provided by the Company, and the Company will continue to purchase product on pricing and terms agreed by the parties.

The New Agreement supersedes all prior agreements between the Company and Flextronics, including the prior master supply and manufacturing services agreements entered into by the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

September 1, 2016	By:	/s/ Michael L. Levitz
Name: Michael L. Levitz
Title: Chief Financial Officer